UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

PHARMATHENE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, MD		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 269-2600

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year .

On August 8, 2006, the Securities and Exchange Commission approved a rule change by the American Stock Exchange (“Amex”) requiring securities listed on the Amex to be eligible for participation in the Direct Registration System (“DRS”), which is currently administered by the Depository Trust Company.  DRS enables investors to maintain securities electronically on the books of a transfer agent or the issuer and allows for the electronic transfer of securities.  DRS eligibility is an industry-wide initiative aimed at reducing the costs, risks, and delays associated with the physical delivery of securities certificates.  Pursuant to Amex Rule 778 and Section 135 of the Amex Company Guide, all securities listed on the Amex on and after January 1, 2008 must be eligible for DRS.  To meet the DRS requirements and comply with the Amex listing requirement, on April 28, 2008, the Board of Directors of PharmAthene, Inc. (the “Company”) approved an amendment to Article VIII of the Company’s By-Laws, to permit the issuance of uncertificated shares. By enabling the Company to issue uncertificated shares, the Company may now participate in the DRS and is in compliance with Amex requirements in this regard.

The full text of the By-Laws, as amended April 28, 2008, is filed as Exhibit 3.1 to this Current Report, and amended Article VIII is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

No.	Description

3.1	By-Laws, as amended April 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC.

Date: May 1, 2008	By:	/s/ David P. Wright
DAVID P. WRIGHT
Chief Executive Officer

Exhibit Index

No.	Description

3.1	By-Laws, as amended April 28, 2008